U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 9, 2009

PRIVATE MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-25067	87-0365673
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Calle de la Marina 16-18, Floor 18, Suite D, 08005 Barcelona, Spain

(Address of principal executive offices)

34-93-620-8090

Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 9, 2009, Private Media Group, Inc. (“Private”) and its wholly owned subsidiary, 2220445 Ontario Inc., a corporation organized under the laws of the Province of Ontario (“Private Sub”), entered into an Acquisition Agreement (“Acquisition Agreement”) with Entruphema Inc., a corporation organized under the laws of the Province of Ontario (the “Company”), all of the Company’s shareholders (the “Sellers”) and Eric Johnson in his capacity as Sellers Representative, whereby Private, through Private Sub, has agreed to acquire the business and operations of the Company by the acquisition by Private Sub of all the Company’s outstanding shares in exchange for Class A Preference Shares of Private Sub, followed by an amalgamation of Private Sub and the Company. The Company is the owner of Sureflix Digital Distribution Inc. and Sureflix Digital Logistics Inc., companies engaged in the business of digital distribution of premium gay adult content.

Pursuant to the terms of the Acquisition Agreement, at the closing of the transaction the Sellers will receive Class A Preference Shares of Private Sub in exchange for their shares of the Company’s capital stock (the “Share Purchase”). Such Class A Preference Shares will be exchangeable for shares of Private Common Stock on a one-for-one basis on terms and conditions set forth in the exchangeable share provisions and generally described in Item 3.02 below. The Class A Preference Shares will have no voting rights, except as required by law. Immediately following the Share Purchase, Private Sub and the Company will amalgamate in accordance with the Business Corporations Act (Ontario) whereby Private Sub and the Company will combine into a single, successor company (the successor company being referred to as “Newco”). Upon the completion of the amalgamation, all of the voting shares of Newco will be owned by Private and all of the Class A Preference Shares of Newco will be owned by the Sellers.

The purchase price consists of an aggregate of up to 6,000,000 Class A Preference Shares (the “Purchase Price”), consisting of 3,300,000 Class A Preference Shares issuable at the closing; an additional 300,000 Class A Preference Shares issuable on the one year anniversary of the closing; an additional 300,000 Class A Preference Shares issuable on the two year anniversary of the closing; and up to an additional 2,100,000 Class A Preference Shares if the combined EBITDA of the digital media operations of Private and the Company meet specified targets in the three months ended December 31, 2009, the two 12-month periods ending December 31, 2010 and 2011, and the nine month period ending September 30, 2012.

The Purchase Price is subject to adjustment at the closing under certain circumstances. If the volume weighted closing price of Private’s common stock during the 15 trading days immediately preceding the closing date (“Settlement Price”) is greater than USD 1.25, then the Purchase Price is reduced to the number of Class A Preference Shares equal to 7,500,000 divided by the Settlement Price. The Acquisition Agreement also provides for the adjustment of the Purchase Price following closing under certain circumstances in the event in the event of a breach by a party of certain representations, warranties and covenants.

Under the terms of the Acquisition Agreement, Private has agreed to appoint Eric Johnson to Private’s Board of Directors following the closing, and thereafter to nominate Mr. Johnson to serve as a director through September 30, 2012, so long as he remains employed by Private or its affiliates. The Acquisition Agreement also provides for Eric Johnson, Erik Schannen and Michael Lozier, shareholders of the Company, to enter into employment agreements with the Company prior to closing.

The Acquisition Agreement has been approved by the Board of Directors of each company and the shareholders of the Company. The closing remains subject to closing conditions, including the accuracy of representations and warranties of the parties in the Acquisition Agreement and regulatory approval under the Investment Canada Act.

The Acquisition Agreement may be terminated at any time prior to closing by any party through (i) mutual consent, (ii) generally, if the closing has not occurred by November 30, 2009, (iii) by either Private or the Sellers if the other party has breached any of its representations, warranties or covenants, or (iv) if the Settlement Price is less than USD 0.60 and the parties are unable to mutually agree upon an adjustment to the Purchase Price.

The preceding summary of the Acquisition Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Acquisition Agreement that is included in this report as Exhibit 2.1 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Securities

Pursuant to the terms of the Acquisition Agreement, at the closing of the transaction, in consideration of the purchase by Private Sub of the Company’s outstanding capital stock, the Sellers will receive newly issued Class A Preference Shares of Private Sub, which are exchangeable for shares of Private Common Stock on a one-for-one basis under certain circumstances. Upon the amalgamation of Private Sub and the Company, such Class A Preference Shares will be cancelled and replaced with Class A Preference Shares of Newco, which will have the same terms and conditions as the Class A Preference Shares of Private Sub.

Generally, upon the liquidation of Newco, or at any time upon the election of a holder of Class A Preference Shares, the holders of Class A Preference Shares are entitled to receive from Private an equal number of shares Private Common Stock in exchange for their Class A Preference Shares. The Class A Preference Shares will also be automatically exchanged for shares of Private Common Stock on a one-for-one basis upon the earlier of (i) five years from the closing date, (ii) a sale of more than 50% of all of the outstanding voting interests of Newco or Private to another person (or group acting in concert) that is not a stockholder of Newco or Private, as applicable, or an affiliate of a stockholder of Newco or Private, as applicable, in a single transaction or series of related transactions, (iii) a sale, lease or other disposition of all or substantially all of the assets of Newco or Private to another person (or group acting in concert) that is not a stockholder of Newco or Private, as applicable, or an affiliate of a stockholder of Newco or Private, as applicable, in a single transaction or series of related transactions, (iv) any consolidation or merger of Newco or Private, as applicable, with or into any other person that is not a stockholder of Newco or Private, as applicable, or an affiliate of a stockholder of Newco or Private, as applicable, any other corporate reorganization, or recapitalization in which the holders of all equity interests of Newco or Private, as applicable, immediately prior to such consolidation, merger, reorganization or recapitalization own voting interests of the entity surviving such merger, consolidation or reorganization representing less than fifty percent (50%) of the combined voting interests of the outstanding securities of such entity immediately after such consolidation, merger or reorganization, or (v) any dissolution or liquidation of Private.

The sale of Private Common Stock is not being registered under the Securities Act of 1933 in reliance upon exemptions from registration contained in Section 4(2) of the Securities Act of 1933. The shares to be issued by Private pursuant to the Acquisition Agreement may not be reoffered or sold in the United States by the holders in the absence of an effective registration statement, or exemption from the registration requirements, under the Securities Act of 1933. The recipients of these shares are being granted piggyback registration rights by Private.

Item 8.01	Other Events.

A copy of the press release issued by Private on October 14, 2009, regarding the Acquisition Agreement is included in this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Exhibit Description

2.1	*Acquisition Agreement dated as of October 9, 2009, by and among Private Media Group, Inc., 2220445 Ontario Inc., Entruphema Inc., 2062249 Ontario Inc., Eric Johnson, Erik Schannen and Michel Lozier, and Eric Johnson in his capacity as Sellers Representative.

99.1	Press Release dated October 14, 2009

*	Schedules and exhibits to the Agreement have been omitted pursuant to Section 601(b)(2) of Regulation S-K. Private agrees to furnish supplementally a copy of any omitted schedule or exhibit upon the request of the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIVATE MEDIA GROUP, INC.
(Registrant)

Date: October 16, 2009	/s/ Johan Gillborg
Johan Gillborg,
Chief Financial Officer

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